May 17, 1995



     Securities and Exchange Commission
     Judiciary Plaza
     450 Fifth Street N.W.
     Washington, D.C. 20549

     RE: ECOLAB INC. 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN REGISTRATION ON FORM S-8

     Gentlemen:

     I am Secretary of Ecolab Inc. (the Company ). In that capacity, I have acted as counsel to the Company in connection with the proposed offering by the Company pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, of 200,000 shares of the Company s Common Stock, $1.00 par value ( the Shares ), and the Company s preferred stock purchase rights (the Rights ) adhering to the Shares, in connection with the Ecolab Inc. 1995 Non-Employee Director Stock Option Plan (the Plan ). I understand that it is the Company s intention that the Shares will be (a) issued out of authorized but unissued shares, or (b) transferred out of treasury shares held by the Company now or in the future.

     I have examined the proposed Registration Statement on Form S-8, the Plan, the Amended and Restated Rights Agreement between the Company and First Chicago Trust Company of New York (formerly Morgan Shareholder Services Trust Company) dated as of February 14, 1986, as amended and restated as of July 15, 1988, and as amended September 10, 1990 (the "Rights Agreement ), and such other documents, corporate records and instruments and such laws and regulations as I have considered relevant for the purpose of this opinion. Based upon the foregoing, I am of the opinion that:

          (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware.

          (2)  The Plan has been duly adopted by the Company.

          (3) The Shares, when issued or transferred, delivered and paid for in accordance with the Plan, will be legally issued, fully paid and non-assessable.


          (4) The Rights, when issued in accordance with the Rights Agreement in connection with Shares issued or transferred in accordance with the Plan (so long as the Rights are attached to the Shares in accordance with the Rights Agreement), will be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as Exhibit (5) to the above-captioned Registration Statement and to its use as part of the Registration Statement.

     Sincerely,



     /s/Kenneth A. Iverson
     Kenneth A. Iverson
     Vice President and Secretary